Exhibit 99.1

                   GSI GROUP REPORTS FIRST QUARTER RESULTS

Revenue grows $11.3 million over same quarter last year and earnings grow $5.0 million.

    BILLERICA, Mass., April 25 /PRNewswire-FirstCall/ -- GSI Group Inc., (Nasdaq: GSIG), a supplier of precision motion components, lasers and laser systems, today announced financial results for the first quarter ended March 31, 2006.

    Revenue for the quarter rose to $76.1 million, compared to revenue of $64.8 million for the same period of 2005. Net income for the quarter was $5.1 million, or $0.12 per diluted share, compared to net income for the same period in 2005 of $0.1 million, or $0.00 per diluted share.

    "We are pleased to have achieved significant progress. Revenue was strong and gross margins are 6 points higher than a year ago. Our semiconductor markets continue to evidence a solid recovery, and revenue increased from both new and existing customers with our Wafer Repair systems. The Wafer Trim semiconductor market is also improving based on first quarter orders received and quotation activity. Our OEM businesses grew 6% and generated $5.6 million of income from operations, twice the level of operating profits from a year ago. We are pleased with our performance," said Charles Winston, CEO of GSI Group.

    First Quarter Business Highlights:

    -- During the first quarter and continuing into the second quarter, the Company began receiving a higher level of orders and quotations for its Wafer Trim systems, including the new M350 Wafer Trim system.

    -- Two new customers were added to the Wafer Repair product line.
       Further, an existing customer placed a sizeable multiple-machine order for Wafer Repair Systems just after quarter end.

    -- Total Company bookings were $70.9 million, backlog was $79.3 million and the book-to-bill ratio was 0.9.

    -- Cash, cash equivalents and marketable short-term investments increased
       $12.8 million to $108.8 million, from $96.0 million in the fourth quarter.

    Business Outlook:

    The Company anticipates the following results for the second quarter of 2006:

    -- Revenue to be in the range of $78.0 million to $82.0 million.

    -- Gross margin rates to be approximately 43%, plus or minus 1 point depending on product mix.

    -- Diluted per share earnings to be in the range of $0.15 to $0.18.

    Dial In: April 26th at 8:30 a.m. ET

    GSI Group will host a conference call for investors at 8:30 a.m. Eastern on April 26th. To participate, call 913-981-5545. A replay of the call will be available by dialing 719-457-0820. Access code: 4591671. The conference call also will be broadcast live over the Internet in listen-only mode at http://www.gsig.com.

    About GSI Group Inc.

    GSI Group Inc. supplies precision motion control products, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI Group Inc's common shares are listed on Nasdaq (GSIG).

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and integrate acquisitions, changes in applicable accounting standards, tax regulations or other external regulatory rules and standards, and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    GSI-G

    For more information contact: Investor Relations, 978-439-5511, Ray Ruddy, (ext. 6170)

                                GSI GROUP INC.
                   CONSOLIDATED BALANCE SHEETS (Unaudited)
      (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                            March 31,    December 31,
                                                              2006          2005
                                                          ------------   ------------
ASSETS
Current
  Cash and cash equivalents                               $     86,385   $     69,286
  Short-term investments                                        22,463         26,757
  Accounts receivable, less allowance of $1,487
   (December 31, 2005 - $1,592)                                 65,177         55,348
  Income taxes receivable                                        2,387          2,517
  Inventories                                                   62,763         63,475
  Deferred tax assets                                           10,980         10,630
  Other current assets                                          14,499         20,357
    Total current assets                                       264,654        248,370
Property, plant and equipment,
 net of accumulated depreciation of $22,412
 (December 31, 2005 - $20,608)                                  32,389         32,220
Deferred tax assets                                             20,877         20,124
Other assets                                                       844            699
Long-term investments                                              616            613
Intangible assets,
 net of amortization of $4,567
 (December 31, 2005 - $4,035)                                   16,325         16,834
Patents and acquired technology,
 net of amortization of $31,512
 (December 31, 2005 - $30,359)                                  27,043         28,163
Goodwill                                                        26,421         26,421
                                                          $    389,169   $    373,444

LIABILITIES AND STOCKHOLDERS' EQUITY
Current
  Accounts payable                                        $     18,858   $     14,998
  Income taxes payable                                           5,547          2,475
  Accrued compensation and benefits                              9,659          9,212
  Other accrued expenses                                        13,689         14,625
    Total current liabilities                                   47,753         41,310
Deferred compensation                                            2,622          2,576
Deferred tax liabilities                                        11,785         13,252
Accrued minimum pension liability                                9,787          9,750
    Total liabilities                                           71,947         66,888
Commitments and contingencies
Stockholders' equity
  Common shares, no par value;
   Authorized shares: unlimited;
   Issued and outstanding: 42,194,867
   (December 31, 2005 - 41,628,171)                            313,787        309,545
  Additional paid-in capital                                     4,340          3,339
  Retained earnings                                             12,792          7,688
  Accumulated other comprehensive loss                         (13,697)       (14,016)
     Total stockholders' equity                                317,222        306,556
                                                          $    389,169   $    373,444

                                GSI GROUP INC.
              CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
      (U.S. GAAP and in thousands of U.S. dollars, except share amounts)

                                                               Three months ended
                                                          ---------------------------
                                                            March 31,      April 1,
                                                              2006           2005
                                                          ------------   ------------
Sales                                                     $     76,123   $     64,841
Cost of goods sold                                              44,470         41,893
Gross profit                                                    31,653         22,948
Operating expenses:
 Research and development and engineering                        7,454          6,460
 Selling, general and administrative                            15,004         15,380
 Amortization of purchased intangibles                           1,827          1,752
 Other                                                             (96)           197
  Total operating expenses                                      24,189         23,789
Income (loss) from operations                                    7,464           (841)
 Other income (expense)                                             31              -
 Interest income                                                   887            392
 Interest expense                                                 (144)             4
 Foreign exchange transaction (losses) gains                      (709)           618
Income before income taxes                                       7,529            173
Income tax provision                                             2,425             63
Net income                                                $      5,104   $        110
Net income per common share:
 Basic                                                    $       0.12   $       0.00
 Diluted                                                  $       0.12   $       0.00
Weighted average common shares
 outstanding (000's)                                            41,868         41,464
Weighted average common shares outstanding
 for diluted net income per common share (000's)                42,524         41,825

                                GSI GROUP INC.
              CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
                 (U.S. GAAP and in thousands of U.S. dollars)

                                                               Three months ended
                                                          ---------------------------
                                                            March 31,      April 1,
                                                              2006           2005
                                                          ------------   ------------
Cash flows from operating activities:
Net income                                                $      5,104   $        110
Adjustments to reconcile net income
 to net cash provided by (used in)
 operating activities:
  (Gain) loss on sale of assets                                     (6)           197
  Unrealized loss on derivatives                                     -             56
  Tax benefit of stock options                                   1,001              -
  Stock-based compensation                                           -            (62)
  Depreciation and amortization                                  3,549          3,578
  Deferred income taxes                                         (2,324)          (398)
Changes in current assets and liabilities:
  Accounts receivable                                           (9,875)         6,264
  Inventories                                                      744         (3,063)
  Other current assets                                            (284)         2,027
  Accounts payable, accrued expenses,
   and taxes (receivable) payable                                6,352         (9,896)
Cash provided by (used in) operating activities                  4,261         (1,187)

Cash flows from investing activities:
  Sale of assets                                                 6,113              -
  Additions to property, plant
   and equipment, net                                           (1,808)          (898)
  Proceeds from sales and maturities
   of short-term and long-term investments                      26,800          3,000
  Purchases of short-term and
   long-term investments                                       (22,514)        (7,976)
  (Increase) decrease in other assets                             (148)           102
Cash provided by (used in) investing activities                  8,443         (5,772)

Cash flows from financing activities:
  Proceeds from the exercise of
   stock options and warrants                                    4,244            191
Cash provided by financing activities                            4,244            191

Effect of exchange rates on cash
 and cash equivalents                                              151         (1,206)
Increase (decrease) in cash and cash equivalents                17,099         (7,974)
Cash and cash equivalents, beginning of period                  69,286         82,334
Cash and cash equivalents, end of period                  $     86,385   $     74,360

                                GSI GROUP INC.
                 Consolidated Analysis By Segment (unaudited)
                         (thousands of U.S. dollars)

                                                               Three Months Ended
                                                          ---------------------------
                                                            March 31,      April 1,
                                                              2006           2005
                                                          ------------   ------------
Sales:
Precision Motion Group                                    $     38,572   $     33,985
Laser Group                                                      8,406         10,261
Laser Systems Group                                             31,329         22,004
Intersegment sales elimination                                  (2,184)        (1,409)
Total                                                     $     76,123   $     64,841

Gross profit %:
Precision Motion Group                                            40.8%          36.9%
Laser Group                                                       34.0%          25.4%
Laser Systems Group                                               41.4%          35.4%
Intersegment sales elimination                                    (4.5)%         (0.8)%
Total                                                             41.6%          35.4%

Segment income from operations:
Precision Motion Group                                    $      5,751   $      3,297
Laser Group                                                       (186)          (711)
Laser Systems Group                                              5,736          1,623
Total by segment                                                11,301          4,209
Unallocated amounts:
 Corporate expenses                                              3,817          4,827
 Amortization of purchased
  intangibles not allocated to a segment                            26             26
Other                                                               (6)           197
Income (loss) from operations                             $      7,464   $       (841)

                                GSI GROUP INC.
         Consolidated Sales Analysis By Geographic Region (unaudited)
                          (millions of U.S. dollars)

                                                     Three months ended
                                      --------------------------------------------------
                                           March 31, 2006             April 1, 2005
                                      -----------------------    -----------------------
                                         Sales     % of Total      Sales      % of Total
                                      ----------   ----------    ----------   ----------
North America                         $     21.1           28%   $     25.0           39%
Latin and South America                      0.3            -           0.4           -
Europe (EMEA)                               12.0           16          11.1           17
Japan                                       10.7           14          13.7           21
Asia-Pacific, other                         32.0           42          14.6           23
  Total                               $     76.1          100%   $     64.8          100%

SOURCE  GSI Group Inc.
    -0-                             04/25/2006
    /CONTACT: Ray Ruddy, Investor Relations of GSI, 978-439-5511 ext. 6170/ /Company News On-Call: http://www.prnewswire.com/comp/107189.html/ /Web site: http://www.gsig.com/